EXHIBIT 10.49

FIRST AMENDMENT

TO EXCLUSIVE LICENSE AGREEMENT

THIS FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT (this “Amendment”) is made and entered into as of December 13, 2013 (“Effective Date”), by and among CEDARS-SINAI MEDICAL CENTER, a California nonprofit public benefit corporation (“CSMC”), SYNTHETIC BIOLOGICS, INC., a Nevada corporation, (“Synthetic”), and SYNTHETIC BIOMICS, INC., a Nevada corporation (“Licensee”), under the following circumstances:

A.	CSMC, Synthetic and Licensee entered into an Exclusive License Agreement dated December 5, 2013 (the “Agreement”), whereby CSMC granted to Licensee an exclusive license to use the Patent Rights and the Technical Information (as such terms are defined in the Agreement) pursuant to the terms and conditions of the Agreement.

B.	The parties desire to amend the Agreement to revise the provisions pertaining to CSMC’s right to publish scientific findings from research conducted by CSMC related to the Patent Rights, the Technical Information and Licensee Developments (as such term is defined in the Agreement), as further described herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                  Recitals; Defined Terms. The parties hereby acknowledge and agree that Recital A is true and accurate. Terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

2.                  Amendment to Subsection 2.1(c)(i) to the Agreement. Subsection 2.1(c)(i) of the Agreement is hereby amended to read as follows:

“(i) the right to submit for publication the scientific findings from research conducted by or through CSMC or its investigators (including the Inventors) related to the Patent Rights and the Technical Information; provided, however, that (A) Licensee is provided forty-five (45) days prior notice of any such publication and an opportunity to review such publication, (B) Licensee may then delete (within thirty (30) days of the delivery of the publication to Licensee) any Confidential Information of Licensee included in such publication, and CSMC shall make such deletion, and (C) in the event that CSMC does not receive any response from Licensee with respect to CSMC’s proposed publication within thirty (30) days of the delivery of the publication to Licensee, subject to the terms of this Agreement, CSMC shall be free to publish or otherwise disclose the information contained in such publication;”

3.                  Amendment to Subsection 2.6(a) of the Agreement. Subsection 2.6(a) of the Agreement is hereby amended to read as follows:

“(a) publish the scientific findings from research conducted by or through CSMC or on its behalf; provided, however, that (i) Licensee is provided forty-five (45) days prior notice of any such publication and an opportunity to review such publication, (ii) Licensee may then delete (within thirty (30) days of the delivery of the publication to Licensee) any Confidential Information of Licensee included in such publication, and CSMC shall make such deletion, and (iii) in the event that CSMC does not receive any response from Licensee with respect to CSMC’s proposed publication within thirty (30) days of the delivery of the publication to Licensee, subject to the terms of this Agreement, CSMC shall be free to publish or otherwise disclose the information contained in such publication;”

4.                  Other Provisions. This Amendment is a revision to the Agreement only, it is not a novation thereof. Except as otherwise provided herein, the terms and conditions of the Agreement shall remain in full force and effect. Upon the Effective Date, each reference in the Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment..

5.                  Further Assurances. Each of the parties hereto shall execute such further documents and instruments, and do all such further acts, as may be necessary or required in order to effectuate the intent and accomplish the purposes of this Amendment.

6.                  Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

* * * * *

IN WITNESS WHEREOF, the parties have executed this First Amendment to Exclusive License Agreement as of the day and year first above written.

Dated: December 13, 2013	SYNTHETIC BIOMICS, INC. By: /s/ Steve H. Kanzer Name: Steve H. Kanzer Title: CEO & President
Dated: December 13, 2013	SYNTHETIC BIOLOGICS, INC. By: /s/ Jeffrey Riley Name: Jeffrey Riley Title: CEO

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Dated: December 13, 2013	CEDARS-SINAI MEDICAL CENTER By: /s/ Shlomo Melmed, M.D. Name: Shlomo Melmed, M.D. Title: Senior Vice President, Academic Affairs & Dean of the Medical Faculty
By: /s/ Richard Katzman Name: Richard Katzman Title: Vice President, Academic Affairs

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